Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58348, 333-58352, 333-60846, 333-119100, 333-122341 and 333-127688), Form S-4 (Nos 333-122831 and 333-123869) and Form S-3 (Nos. 333-105276, 333-112418 and 333-127709) of Tut Systems, Inc. of our report dated February 9, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
February 21, 2006